Exhibit 16.0

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

                                                                                                                                                   406 Lippincott Drive, Ste. J
                                                                                                                                                     Marlton, New Jersey 08053-4168
                               (856) 355-5900   Fax (856) 396-002

January 28, 2010

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Ladies and Gentlemen:

We are the former independent registered public accounting firm for Transfer Technology International  Corporation (the “Company”). We have read the Company’s disclosure set forth in Item 4.01 “Changes in Registrant’s Certifying Accountant” of the Company’s Current Report on Form 8-K dated January 28, 2010 (the “Current Report”) and are in agreement with the disclosure in the Current Report, insofar as it pertains to our firm.

Sincerely,
/s/ Bagell, Josephs, Levine & Company, LLC